UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 25, 2010

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 8 are not applicable and are therefore omitted.

ITEM 1.01              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 25, 2010, Heron Lake BioEnergy, LLC (the “Company”) entered into an Amendment No. 5 to the Fifth Supplement to its Master Loan Agreement with AgStar Financial Services, PCA (“AgStar”).  The Amendment No. 5 extended the maturity date of the Company’s revolving line of credit loan with AgStar from February 1, 2010 to April 30, 2010.

On May 27, 2010, the Company entered into an Amendment No. 6 to the Fifth Supplement to its Master Loan Agreement with AgStar that extended the maturity date of the Company’s revolving line of credit loan with AgStar from April 30, 2010 to June 30, 2010.

A copy of each of Amendment No. 5 and Amendment No. 6 to the Fifth Supplement to the Master Loan Agreement by and between the Company and AgStar is attached hereto as Exhibits 10.1 and 10.2, respectively.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description
10.1	Amendment No. 5 to Fifth Supplement to the Master Loan Agreement dated March 25, 2010 by and between Heron Lake BioEnergy, LLC and AgStar Financial Services, PCA.

10.2	Amendment No. 6 to Fifth Supplement to the Master Loan Agreement dated May 27, 2010 by and between Heron Lake BioEnergy, LLC and AgStar Financial Services, PCA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERON LAKE BIOENERGY, LLC

By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date:    June 3, 2010